UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2005

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective January 1, 2005, deferral of compensation earned by a Nordson Corporation director or executive officer will only be permitted under the terms of the following nonqualified deferred compensation plans/rules:

- The Nordson Corporation Deferred Compensation Plan (executive officers)
- The Nordson Corporation Supplemental Executive Defined Benefit Plan (executive officers)
- Compensation Committee Rules under the Nordson Corporation 2004 Long Term Performance Plan governing directors' deferred compensation

These plans and rules would substantially mirror the existing nonqualified deferred compensation plans and rules but provide for deferral elections and account distributions consistent with those permitted under the American Jobs Creation Act of 2004 Act and Treasury Department Guidance under Section 409(A) of the Internal Revenue Code (IRS Notice 2005-1).

The material terms and conditions of the arrangements/rules are summarized as follows:

Deferral Elections

▪ Deferral elections must be made prior to the taxable year in which services are performed, and must be irrevocable for each year.

▪ For certain "performance-based compensation" measured over a period of at least 12 months, the deferral election may be made up to 6 months before the end of such period.

▪ New participants must make deferral elections within 30 days after becoming eligible to participate with respect to services to be performed subsequent to the election.

Permitted Distribution Dates

▪ A participant’s monies may be withdrawn when he or she "separates from service," is disabled or dies.

▪ Generally, in-service withdrawals are limited to a "change of control" if a distribution time is specified by the participant at the time of deferral, or if there is an unforeseeable emergency.

Separation from Service by "Specified Employee"

▪ A "specified employee" may not receive distributions until at least 6 months after separation from service. Specified employees include officers with annual compensation greater than $130,000 (adjusted for inflation; limited to 50 employees), 5% owners, and 1% owners with annual compensation greater than $150,000.

Initial Distribution Election

▪ The plan/rules specify the time and form of payments that are to be made as a result of a permissible distribution event or permit participants to elect at the time of the initial deferral election the time and form of payment.

Modification of Distribution Election

▪ The plan/rules permit participants to make a subsequent election to delay the timing or change the form of distributions only if: (i) the plan/rule requires that such election cannot be effective for at least 12 months after the date on which the election is made; (ii) except in the case of elections relating to distributions on account of death, disability or unforeseeable emergency, the plan/rules requires that the first payment as a result of the change must be delayed for at least 5 years from the date such payment would otherwise have been made; and (iii) the plan/rules require that an election related to a distribution to be made upon a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

No Acceleration of Distributions

▪ No acceleration of the time or schedule of any distribution is permitted, except as provided in regulations issued by the Treasury Department.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

January 6, 2005	By:	Peter S. Hellman

Name: Peter S. Hellman
Title: President, Chief Financial and Administrative Officer

Nordson Corporation

January 6, 2005	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Secretary and Assistant General Counsel